UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

      DEJOUR ENTERPRISES LTD.

(Exact name of Registrant as specified in its charter)

British Columbia	Not Applicable
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1100, 808 West Hastings Vancouver, British Columbia Canada	V6C 2X4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Dejour Enterprises Ltd. (the "Registrant") in connection with the registration of the Registrant's Common Shares, no par value per share (the "Common Shares"), under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing of the Common Shares on the American Stock Exchange. The Common Shares were approved for listing on the American Stock Exchange on May 18, 2007. The Registrant’s Common Shares were previously registered under Section 12(g) of the Exchange Act pursuant to Registrant’s Form 20-F, filed with the Securities and Exchange Commission on May 24, 2005 (No. 000-51324).

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Shares, with no par value, of the Registrant contained in the Registrant’s Registration Statement on Form 20-F (No. 000-51324), filed with the Securities and Exchange Commission on May 24, 2005,under the heading “Common, First Preferred and Second Preferred Share Description” on page 35 of the Registration Statement is hereby incorporated by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
1 (1)	Certificate of Incorporation, Certificates of Name Change, Articles of Incorporation, Articles of Amalgamation (previously filed as Exhibit B.1)
2 (1)	Bylaws (previously filed as Exhibit B.1)

(1) Previously filed with the Securities and Exchange Commission on May 24, 2005 as an exhibit to the Registrant’s Registration Statement on Form 20-F (SEC File No. 000-51324).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEJOUR ENTERPRISES LTD.

By: _____/s/ Mathew Wong____________	_

Name: Mathew Wong

Title: Chief Financial Officer

Dated: May 21, 2007

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